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                                   EXHIBIT 99
                                 ENROLLMENT FORM



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                                   EXHIBIT 99

                                 ENROLLMENT FORM



                                 [FRONT OF CARD]


                           LONG ISLAND FINANCIAL CORP.
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                                 ENROLLMENT FORM


To participate in the Long Island Financial Corp. Dividend Reinvestment and Stock Purchase Plan (the "Plan"), complete and sign the reverse side of this Enrollment Form and return it in the enclosed envelope.

This will authorize Long Island Financial Corp. to forward to Mellon Investor Services (the "Administrator") all or a portion of the dividends payable to you on common stock to be invested, together with any optional cash payments you make (minimum $100.00 per payment, up to $3,500.00 per month) to purchase additional shares of Long Island Financial common stock. All investments and any optional cash payments are made subject to the terms and conditions of the Plan as set forth in the accompanying prospectus.

This authorization and appointment are given by you with the understanding that you may terminate them at any time by so notifying the Administrator.

If you would like to have your optional cash payments deducted automatically from your checking or savings account, enroll in the Plan and complete the section on the reverse side of this Enrollment Form for Automatic Monthly Contributions.

To deposit your shares for safekeeping, check the appropriate box on the reverse side and return this card and your stock certificates via registered mail, return receipt requested, and properly insured.

Please read carefully.

                              THIS IS NOT A PROXY.

Return this form only if you wish to participate in the Plan.



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                             [REVERSE SIDE OF CARD]

Please enroll me in the Long Island Financial Corp. Dividend Reinvestment and Stock Purchase Plan.

                  FULL DIVIDEND REINVESTMENT.  Please apply the dividends on all
         ----- shares of common stock that I currently own as well as all future shares that I acquire.

                  PARTIAL DIVIDEND REINVESTMENT. Please remit to me the
         ----- dividends on ____ shares. I understand that the dividends on my remaining shares, as well as all future shares that I acquire, will be reinvested under the Plan.

                  OPTIONAL CASH PAYMENT.  Enclosed is $          .  (Minimum
         -----                                         ----------
                  $100.00 per payment, but not more than $3,500.00 per month). Make check payable to Mellon Bank, N.A.

Date:
     ---------------------------------------------------------------------------

Signature(s)
            --------------------------------------------------------------------


--------------------------------------------------------------------------------

         All joint owners must sign exactly as name appears on reverse side.

         AUTOMATIC MONTHLY CONTRIBUTIONS. Withdraw $          (minimum $100.00,
                                                    ----------
         maximum $3,500.00) from my checking or savings account below on a monthly basis to purchase additional shares of Long Island Financial Corp. common stock.

         (You must complete this section and return the form along with a personal voided check or preprinted deposit slip to enroll for Automatic Monthly Contributions. Deductions will occur on or about the of each month. Your financial institution can provide you with the
         ----
         following required information)

         Type of Account:                  Checking        Savings
                                    ------          ------

Financial Institution RT/ABA Number:
                                    --------------------------------------------

Checking/Savings Account Number:
                                ------------------------------------------------

               Safekeeping.  Deposit the enclosed           shares of stock for
         -----                                    ---------
safekeeping.

I understand that I may revoke this authorization at any time by notifying Mellon Investor Services of my desire to terminate my participation.

MAIL COMPLETED FORM TO:

                         Mellon Bank, N.A., c/o Mellon Investor Services P.O. Box 3339
                         South Hackensack, NJ 07606-1939